EXHIBIT 8.1

List of Subsidiaries of UCI Holdings Limited

Name	State or Country of Organization
Airtex Industries, LLC	Delaware
Airtex Products, LP	Delaware
Airtex Products, S.A.	Spain
Airtex (Tianjin) Auto Parts Inc.	People’s Republic of China
Airtex Tianjin Auto Parts Holding Company Limited	Incorporated under the laws of Hong Kong Special
Administrative Region of the People’s Republic of
China
ASC (Beijing) Consulting (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special
Administrative Region of the People’s Republic of
China
ASC Holdco, Inc.	Delaware
ASC Industries, Inc.	Ohio
ASC International Incorporated	Indiana
ASC (Tianjin) Auto Parts Inc.	People’s Republic of China
ASC Tianjin (Holdings) Company Limited	Incorporated under the laws of Hong Kong Special
Administrative Region of the People’s Republic of
China
ASC (Tianjin) Water Pump Co., Ltd.	People’s Republic of China
Champion Laboratories, Inc.	Delaware
Champion Laboratories (Europe) Limited	United Kingdom
Champion International Automotive Parts (Suzhou) Co., Ltd.	People’s Republic of China
Champion International Automotive (Hong Kong) Holding Co., Limited	Incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of
China
Eurofilter (Air Filters) Limited	United Kingdom
Eurosofiltra S.A.R.L.	France
Filtros Champion Laboratories, S. de RE. de C.V.	Mexico
Filtros Champion Sales de Mexico, S. de RE. de C.V.	Mexico
Fuel Filter Technologies, Inc.	Michigan
Talleres Mecanicos Montserrat, S.A. de C.V.	Mexico
UCI Pennsylvania, Inc.	Pennsylvania
UCI Acquisition Holdings (No.1) Corp	Delaware
UCI Acquisition Holdings (No.2) Corp	Delaware
UCI Acquisition Holdings (No.3) Corp	Delaware
UCI-Airtex Holdings, Inc.	Delaware
UCI (Beijing) Consulting Company, Ltd. (formerly ASC (Beijing)	People’s Republic of China
Consulting Co. Ltd.)
UCI Holdings (Luxembourg) S.a r l.	Luxembourg
UCI Holdings (Luxembourg) I S.a r l.	Luxembourg
UCI (Hong Kong) Holding Company Limited	Incorporated under the laws of Hong Kong Special
Administrative Region of the People’s Republic of
China
UCI International, Inc.	Delaware
UCI Investments, L.L.C.	Delaware
UCI (Shanghai) Trading Company Limited	People’s Republic of China
UCI-Wells Holdings, L.L.C.	Delaware
United Components, Inc.	Delaware
Wells Manufacturera de Mexico, S.A. de C.V.	Mexico
Wells Manufacturing, L.P.	Delaware
Wells Mexico Holdings Corp.	Delaware